Condensed Financial Statements of

GEORGE KELK CORPORATION

(Expressed in Canadian Dollars)

January 31, 2013 and 2012
(immediately prior to the sale of certain net assets of the Company to Vishay Precision Group Canada, ULC)
Unaudited

GEORGE KELK CORPORATION

TABLE OF CONTENTS

JANUARY 31, 2013 AND 2012

Page(s)
Condensed Financial Statements

Balance Sheets	1-2

Statements of Operations and Comprehensive Income	3

Statements of Stockholder's Equity	4

Statements of Cash Flows	5

Notes to Financial Statements	6-16

GEORGE KELK CORPORATION

BALANCE SHEETS
(Expressed in Canadian Dollars)

ASSETS

	January 31, 2013	April 30, 2012	January 31, 2012
Current assets:
Cash and cash equivalents	$5,173,467	$2,986,283	$2,946,147
Accounts receivable, net	5,193,962	3,600,046	3,738,985
Income tax recoverable	-	998,946	842,486
Inventories, net	10,691,616	9,980,033	11,076,751
Deferred tax assets	386,352	175,555	166,798
Prepaid expenses and other current assets	275,459	564,654	569,610

Total current assets	21,720,856	18,305,517	19,340,777

Property and equipment, net	1,500,673	1,755,988	1,860,585

Total assets	$23,221,529	$20,061,505	$21,201,362

See accompanying notes to financial statements.

GEORGE KELK CORPORATION

BALANCE SHEETS
(Expressed in Canadian Dollars)

LIABILITIES AND STOCKHOLDER'S EQUITY

	January 31, 2013	April 30, 2012	January 31, 2012
Current liabilities:
Accounts payable	$904,339	$371,685	$506,446
Customers' advance payments	7,094,592	4,725,572	7,747,394
Accrued expenses	2,774,889	2,716,974	2,368,893
Current income tax payable	279,144	-	-
Advances from Parent	3,942,496	3,942,496	3,942,496

Total current liabilities	14,995,460	11,756,727	14,565,229

Long-term liabilities:
Deferred tax liabilities	153,345	185,064	197,338

Total liabilities	15,148,805	11,941,791	14,762,567

Commitments, contingencies
and concentrations (Note 12)

Subsequent events (Note 13)

Stockholder's equity:
Capital stock	100	100	100
Retained earnings	8,072,624	8,119,614	6,438,695

Total stockholder's equity	8,072,724	8,119,714	6,438,795

Total liabilities and stockholder's equity	$23,221,529	$20,061,505	$21,201,362

See accompanying notes to financial statements.

GEORGE KELK CORPORATION

STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(Expressed in Canadian Dollars)

FOR THE NINE MONTHS ENDED JANUARY 31, 2013 AND 2012

	2013	2012
Net revenue	$20,873,632	$17,813,435
Cost of products sold	11,943,295	9,266,685

Gross profit	8,930,337	8,546,750

Operating expenses:
Selling, general and administrative expenses	6,364,273	5,953,761

Operating income	2,566,064	2,592,989

Other income	1,059	500,828

Earnings before income taxes	2,567,123	3,093,817
Income taxes	614,113	421,676
Net earnings, also being comprehensive income
for the period	$1,953,010	$2,672,141

See accompanying notes to financial statements.

GEORGE KELK CORPORATION

STATEMENTS OF STOCKHOLDER'S EQUITY
(Expressed in Canadian Dollars)

FOR THE NINE MONTHS ENDED JANUARY 31, 2013 AND 2012

January 31, 2013
	Common	Retained
	stock	earnings	Total
Balance at beginning of period	$100	$8,119,614	$8,119,714

Net earnings		1,953,010	1,953,010

Dividend paid		(2,000,000)	(2,000,000)

Balance at end of period	$100	$8,072,624	$8,072,724

January 31, 2012
	Common	Retained
	stock	earnings	Total
Balance at beginning of period	$100	$8,266,554	$8,266,654

Net earnings		2,672,141	2,672,141

Dividend paid		(4,500,000)	(4,500,000)

Balance at end of period	$100	$6,438,695	$6,438,795

See accompanying notes to financial statements.

GEORGE KELK CORPORATION

STATEMENTS OF CASH FLOWS
(Expressed in Canadian Dollars)

FOR THE NINE MONTHS ENDED JANUARY 31, 2013 AND 2012

	2013	2012
Cash provided by (used in):
Operating activities:
Net earnings	$1,953,010	$2,672,141

Adjustments to reconcile net earnings to net cash
provided by operating activities:
Depreciation	215,338	163,683
Loss on disposal of property and equipment	82,888	-
Deferred income taxes	(242,516)	(33,433)
Net changes in operating assets and liabilities
affecting operating activities:
Accounts receivable	(1,593,916)	2,206,016
Income taxes recoverable	1,278,090	(46,034)
Inventories	(711,583)	(2,005,462)
Prepaid expenses and other current assets	289,195	(170,543)
Accounts payable	532,654	(40,712)
Customers' advance payments	2,369,020	2,458,277
Accrued expenses	57,914	(214,085)

Net cash provided by operating activities	4,230,094	4,989,848

Investing activities:
Purchase of property and equipment	(42,910)	(653,976)

Financing activities:
Dividend paid	(2,000,000)	(4,500,000)

Net increase (decrease) in cash and cash equivalents	2,187,184	(164,128)
Cash and cash equivalents at beginning of periods	2,986,283	3,110,275

Cash and cash equivalents at end of periods	$5,173,467	$2,946,147

Supplemental disclosure of cash flow information:
Cash paid during the periods for:
Income taxes	$536,580	$1,269,308

See accompanying notes to financial statements.

GEORGE KELK CORPORATION
Notes to Financial Statements
(Expressed in Canadian Dollars)

January 31, 2013 and 2012

Note 1 - Basis of Presentation

George Kelk Corporation (the "Company") is a private company incorporated under the laws of Ontario and its principal business activities include the design and manufacture of highly accurate optical and electronic roll force measurement and control equipment primarily used by metals rolling mills and mining applications throughout the world. The Company is a wholly owned subsidiary of Endevor Corporation (the "Parent"), a private company also incorporated under the laws of Ontario, and is principally engaged in investment holdings. Both the Company and the Parent have their respective operations and head offices in Ontario, Canada.

These statements have been prepared immediately prior to the sale of certain net assets of the Company on January 31, 2013 to Vishay Precision Group Canada ULC, and accordingly, do not include the proceeds of disposal of approximately $50 million Canadian dollars.

Note 2 - Summary of Significant Accounting Policies

The Company's significant accounting policies are as follows:

Basis of preparation

The financial statements of the Company have been prepared in accordance with the United States generally accepted accounting principles. The financial statements are presented in Canadian dollars which is the functional currency of the Company.

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. The more significant estimates include useful lives of long-lived assets, inventory valuation, allowances for doubtful accounts and accrued expenses. Actual results could differ significantly from those estimates.

Revenue recognition

The Company recognizes revenue on product sales during the period when the sales process is complete. This generally occurs when products are shipped to the customer in accordance with terms of an agreement of sale, title and risk of loss have been transferred, collectability is reasonably assured, and pricing is fixed or determinable.

The Company has post-shipment obligations, such as customer acceptance, training, or installation, with respect to some of its larger systems products. In such circumstances, revenue is deferred until the obligation has been completed, unless such obligation is deemed inconsequential or perfunctory.

GEORGE KELK CORPORATION
Notes to Financial Statements
(Expressed in Canadian Dollars)

January 31, 2013 and 2012

Note 2 - Summary of Significant Accounting Policies (continued)

Research and development expenditures and investment tax credits

Research and development expenditures are charged against operations in the period they are incurred.

The Company is also entitled to claim Canadian federal and provincial investment tax credits, which are earned as a percentage of eligible research and development expenditures incurred in the taxation year ended April 2013 and 2012. Investment tax credits are accounted for as a reduction of income tax expense.

The investment tax credits of nil and $468,593 were earned for the periods ended January 31, 2013 and 2012, respectively.

Income taxes

The Company accounts for income taxes under the asset and liability method, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements. Under this method, deferred tax assets and liabilities are determined based on the differences between the financial statement carrying values and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. The effect of a change in tax rates on deferred tax assets and liabilities is recognized in income in the period that includes the enactment date.

The Company records net deferred tax assets to the extent it believes these assets will more likely than not be realized. In making such a determination, the Company considers all available positive and negative evidence, including future reversals of existing taxable temporary differences, projected future taxable income, tax-planning strategies and results of recent operations. In the event the Company were to determine that it would be able to realize its deferred tax assets in the future in excess of their net recorded amount, the Company would make an adjustment to the deferred tax asset valuation allowance, which would reduce the provision for income taxes.

Comprehensive income

The Company has no assets or liabilities whose changes in value are recorded within comprehensive income and as such, comprehensive income and net earnings are the same amount.

Cash and cash equivalents

Cash and cash equivalents include demand deposits and highly liquid investments with maturities of three months or less when purchased. Highly liquid investments with maturities greater than three months are classified as short-term investments. There were no investments classified as short-term investments at January 31, 2013 and 2012.

GEORGE KELK CORPORATION
Notes to Financial Statements
(Expressed in Canadian Dollars)

January 31, 2013 and 2012

Note 2 - Summary of Significant Accounting Policies (continued)

Allowance for doubtful accounts

The Company maintains an allowance for doubtful accounts for estimated losses resulting from the inability of its customers to make required payments. The allowance is determined through an analysis of the aging of accounts receivable and assessments of risk that are based on historical trends and an evaluation of the impact of current and projected economic conditions. The Company evaluates the past-due status of its trade receivables based on contractual terms of sale. If the financial condition of the Company’s customers were to deteriorate, resulting in an impairment of their ability to make payments, additional allowances may be required.

Inventories

Raw materials are valued at the lower of cost, determined on a first-in, first-out basis, and replacement cost. Included in cost of raw materials are costs of purchase net of vendor allowances, plus other costs such as transportation and duty, that are directly incurred to bring inventories to their present location and condition. Work-in-process and finished goods are valued at the lower of cost and market value. Cost of work-in-process and finished goods includes materials and all related conversion costs. Cost of sales includes all costs of inventory recognized as expense in the periods.

Inventories are adjusted for estimated obsolescence and written down to net realizable value based upon estimates of future demand, usage and market conditions.

Property and equipment

Property and equipment is carried at cost and is depreciated principally by the declining balance method ("DB") based upon the estimated useful lives of the assets. Amortization of leasehold improvements is computed utilizing the straight-line method over the shorter of the lease term or estimated useful life of the improvements.

Upon retirement or disposal of assets, the cost of assets disposed of and the related accumulated depreciation are removed from the balance sheet and any gain or loss is reflected in net earnings.

Repairs and maintenance costs are expensed as incurred.

GEORGE KELK CORPORATION
Notes to Financial Statements
(Expressed in Canadian Dollars)

January 31, 2013 and 2012

Note 2 - Summary of Significant Accounting Policies (continued)

Impairment of long-lived assets

The carrying value of long-lived assets held-and-used is evaluated when events or changes in circumstances indicate the carrying value may not be recoverable. The carrying value of a long-lived asset group is considered impaired when the total projected undiscounted cash flows from such asset group are separately identifiable and are less than the carrying value. In that event, a loss is recognized based on the amount by which the carrying value exceeds the fair value of the long-lived asset group. Fair value is determined primarily using present value techniques based on projected cash flows from the asset group. No impairment losses were recognized in the periods ended January 31, 2013 and 2012.

Foreign currency translation

At the transaction date, each asset, liability, revenue or expense denominated in a foreign currency is translated into Canadian dollars at the exchange rate in effect at that date. At year end, monetary assets and liabilities are translated into Canadian dollars using the exchange in effect at that date and the resulting foreign exchange gains and losses are included in net earnings in the current period.

Foreign exchange forward contracts

All derivative financial instruments are recorded on the balance sheet as assets or liabilities measured at fair value, a level 2 measurement under the fair value hierarchy. Changes in the fair value of derivatives are recorded each period in earnings.

The Company enters into foreign exchange contracts to sell foreign currency in exchange for Canadian dollars principally to serve as economic hedge of the currency risk associated with customers’ remittances which are predominantly denominated in United States dollars and the Euro. The Company does not speculate in foreign currency.

As of January 31, 2012, the Company had five outstanding foreign currency forward contracts in the aggregate amount of ten million United States dollars with maturity dates through to October 1, 2012. The Company had no outstanding foreign currency forward contracts as of January 31, 2013.

For the period ended January 31, 2012, the Company recognized unrealized gains in net earnings on these foreign exchange contracts of $352,200 and the corresponding balance sheet amount is included in prepaid expenses and other current assets.

GEORGE KELK CORPORATION
Notes to Financial Statements
(Expressed in Canadian Dollars)

January 31, 2013 and 2012

Note 2 - Summary of Significant Accounting Policies (continued)

Commitments and contingencies

Liabilities for loss contingencies arising from claims, assessments, litigation, fines, penalties, and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment and/or remediation can be reasonably estimated.

Note 3 - Accounts Receivable and Allowance for Doubtful Accounts

An allowance for doubtful accounts is provided against accounts receivable for amounts management believes may be uncollectible. The allowance is also determined based on review of the collectability of customer’s specific past due invoices. Accounts receivable is represented by the following for the periods ended January 31, 2013 and 2012:

	2013	2012
Amount receivable	$5,481,633	$4,009,988
Less allowance for doubtful accounts	(287,671)	(271,003)

Total accounts receivable - net	$5,193,962	$3,738,985

There was no bad debt expense for the periods ended January 31, 2013 and 2012.

Note 4 - Inventories

Inventories consist of the following at January 31, 2013 and 2012:

	2013	2012
Raw materials	$2,990,272	$2,055,118
Work-in-process	7,701,344	9,021,633

Total inventories - net	$10,691,616	$11,076,751

Inventories at January 31, 2013 and 2012 are net of reserves for slow moving and obsolete inventory of $3,069,118 and $2,884,207, respectively.

GEORGE KELK CORPORATION
Notes to Financial Statements
(Expressed in Canadian Dollars)

January 31, 2013 and 2012

Note 5 - Property and Equipment

Property and equipment consist of the following at January 31, 2013 and 2012:

January 31, 2013

	Useful life		Accumulated	Net book
Description	in years/Rate	Cost	depreciation	value
Machinery and equipment	10% DB	$3,677,819	$2,705,685	$972,134
Automobiles	30% DB	211,641	174,916	36,725
Leasehold improvements	Lesser of life
	and lease term	2,134,957	1,643,143	491,814

Total		$6,024,417	$4,523,744	$1,500,673

January 31, 2012

	Useful life		Accumulated	Net book
Description	in years/Rate	Cost	depreciation	value
Machinery and equipment	10% DB	$3,869,725	$2,764,706	$1,105,019
Automobiles	30% DB	211,641	143,946	67,695
Leasehold improvements	Lesser of life
	and lease term	2,160,219	1,472,348	687,871

Total		$6,241,585	$4,381,000	$1,860,585

Depreciation was $215,338 and $163,683 for the periods ended January 31, 2013 and 2012, respectively.

Note 6 - Customers' Advance Payments

Customers' advance payments of $7,094,592 and $7,747,394 for the periods ended January 31, 2013 and 2012, respectively, represent amounts received from customers for sales for which the earnings process has not yet been completed.

GEORGE KELK CORPORATION
Notes to Financial Statements
(Expressed in Canadian Dollars)

January 31, 2013 and 2012

Note 7 - Related Party

Advances from Parent of $3,942,496 at January 31, 2013 and 2012 consist entirely of principal and are secured by a general security agreement. These non-interest bearing advances are due on demand.

Note 8 - Fair Value Measurement

The Company has no non-derivative financial assets and liabilities measured at fair value as of January 31, 2013 and 2012. The fair value of financial instruments such as cash and cash equivalents, accounts receivable, accounts payable, customers’ advance payments and accrued expenses approximate their carrying amount based on the short maturity of these instruments or because they are receivable or payable on demand.

There is also no non financial asset measured at fair value as of January 31, 2013 and 2012. The fair value of the advances from the Parent is not practical to determine due to its related party nature and limited amount of readily obtainable comparable market information and accordingly the amount is recorded at cost.

Note 9 - Capital Stock

For the periods ended January 31, 2013 and 2012, capital stock comprises of the following:

	2013	2012
Authorized:
Unlimited preference shares, $10, non-cumulative,
redeemable, retractable at $100 per share
Unlimited common shares
Issued and outstanding:
5,000 common shares	$100	$100

GEORGE KELK CORPORATION
Notes to Financial Statements
(Expressed in Canadian Dollars)

January 31, 2013 and 2012

Note 10 - Income Taxes

The provision for income taxes for the periods ended January 31, 2013 and 2012 consists of the following:

	2013	2012
Current
Federal	$533,198	$191,505
Provincial	323,426	259,254

Total current	856,624	450,759

Deferred
Federal	(144,639)	(17,345)
Provincial	(97,872)	(11,738)

Total deferred	(242,511)	(29,083)

Provision for income taxes	$614,113	421,676

The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at January 31, 2013 and 2012 are presented below:

	2013	2012
Deferred tax asset:
Accounts receivable	$41,380	$39,930
Inventories	399,488	387,114
Accrued expenses	28,250	28,783

Deferred tax assets	469,118	455,827

Deferred tax liability:
Property and equipment	(153,345)	(197,338)
Investment tax credits claimed	-	(187,082)
Unrealized gains and deferred revenue	(82,766)	(101,947)

Deferred tax liabilities	(236,111)	(486,367)

Net deferred tax asset (liability)	$233,007	$(30,540)

GEORGE KELK CORPORATION
Notes to Financial Statements
(Expressed in Canadian Dollars)

January 31, 2013 and 2012

Note 10 - Income Taxes (continued)

Income tax expense for the periods ended January 31, 2013 and 2012, differs from the amount that would be computed by applying the federal and provincial statutory tax rates of 25.15% and 26.16% respectively, to earnings before income taxes as a result of the following:

	2013	2012
Earnings before income taxes	2,567,123	3,093,817

Tax at applicable tax rate	645,631	809,290
Small business deduction	(26,466)	(21,463)
Non-deductible items	-	790
Other tax credits	(10,905)	(25,373)
Tax credits on research and development
expenditures	-	(364,788)
Others	5,853	23,220

Income taxes	$614,113	$421,676

Note 11 – Defined Contribution Plan

The Company has a defined contribution plan. Employees become eligible to participate in this plan on completion of two years of service. The Company makes contributions to match the employee contributions under various formulas on regular wages earned or paid salaries not including bonuses, commissions, overtime or site work adjustments.

The Company contributed $228,439 and $244,653 to the plan for the periods ended January 31, 2013 and 2012, respectively.

GEORGE KELK CORPORATION
Notes to Financial Statements
(Expressed in Canadian Dollars)

January 31, 2013 and 2012

Note 12 - Commitments, Contingencies and Concentrations

Obligations under operating leases

The Company leases its corporate office, showroom, warehouse and production facilities under various non-cancellable operating leases expiring through July 2016. Rent expense (inclusive of maintenance and other operating costs) for the periods ended January 31, 2013 and 2012 was $704,560 and $684,693, respectively.

Minimum future annual payments (inclusive of maintenance and other operating costs) to the end of the lease term are as follows:

2014	947,249
2015	942,424
2016	1,024,493
2017	262,117

Total	$3,176,283

Credit facility

The Company has a $5,500,000 credit facility with a Canadian chartered bank which is secured by all of the personal property of the Company. The credit facility, repayable on demand, bears interest at the bank's prime rate plus 0.60%. The credit facility is available to the Company for operating loans, letters of credit and letters of guarantee. The Company issues letters of credit and letters of guarantee to its customers to secure timely shipment and fulfillment of contract.

At January 31, 2013 and 2012, the Company utilized $1,480,319 and $1,431,684 of letters of credit expiring at various date to December 2014 and September 2013, respectively.

Currency risk concentrations

The Company is exposed to financial risks as a result of exchange rate fluctuations and the volatility of these rates. In the normal course of business, the Company purchases inventories and makes sales denominated in United States dollars and in Euros. The Company does currently enter into forward contracts to mitigate this risk (Note 2).

GEORGE KELK CORPORATION
Notes to Financial Statements
(Expressed in Canadian Dollars)

January 31, 2013 and 2012

Note 12 - Commitments, Contingencies and Concentrations (continued)

Credit risk concentrations

(i) Cash and cash equivalents

The Company’s financial instruments that are exposed to concentration of credit risk consist primarily of cash and accounts receivable. The Company maintains its cash in bank deposit accounts with certain Canadian chartered bank which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts. The Company believes it is not exposed to any significant credit risk in cash and cash equivalents.

(ii) Accounts receivable

Credit risk refers to the risk that a counterparty may default on its contractual obligations resulting in a financial loss. The Company deals with creditworthy counterparties to mitigate the risk of financial loss from defaults. The Company monitors the credit risk of customers through credit rating reviews and requires letters of credits as applicable. At January 31, 2013 and 2012 the Company had no significant concentrations of receivables or sales to customers.

Liquidity risk concentrations

Liquidity risk is the risk that the Company will be unable to fulfill its obligations on a timely basis or at a reasonable cost. The Company manages its liquidity risk by monitoring its operating requirements. The Company prepares cash forecasts to ensure it has sufficient funds to fulfill its obligations. As described above, the Company has a credit facility to a maximum of $5,500,000 which is available to finance its working capital requirements.

Note 13 - Subsequent Events

Management has evaluated subsequent events through April 16, 2013, the date on which the financial statements were available to be issued.

Asset purchase agreement

On December 18, 2012, the Company entered into an asset purchase agreement with Vishay Precision Group, Inc. and its’ indirectly wholly owned subsidiary, Vishay Precision Group Canada ULC, to sell substantially all of its assets. On January 31, 2013, the Company completed the sale for an aggregate purchase price of approximately $50 million Canadian dollars, subject to working capital and other adjustments.